UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

Form 8-K
Current Report
______________
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
June 5, 2012
Date of Report (Date of earliest event reported)

M&F bancorp, inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina	000-27307	56-1980549
State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2634 Durham-Chapel Hill Boulevard Durham, North Carolina	27707
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (919) 683-1521
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

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Item 5.07     Submission of Matters to a Vote of Security Holders                          3

Signatures                                                  4

Item 5.07     Submission of Matters to a Vote of Security Holders

On June 5, 2012, M&F Bancorp, Inc. (“Bancorp”) held its Annual Meeting of Stockholders.  Of the 2,031,377 shares of common stock outstanding as of the record date for the meeting, 1,296,058 shares were present at the meeting in person or by proxy.  The results of the meeting are as follows:

1)	Election of eight directors, each for a term of one year:

	Number of Shares
Nominee	Votes For	Votes Withheld	Broker Non-Votes
Willie T. Closs, Jr.	963,215	74,256	258,587
Michael L. Lawrence	974,051	63,420	258,587
Joseph M. Sansom	988,845	48,626	258,587
Kim D. Saunders	972,064	65,407	258,587
Aaron L. Spaulding	999,335	38,136	258,587
James H. Speed, Jr.	963,445	74,026	258,587
James A. Stewart	999,335	38,136	258,587
Connie J. White	972,289	65,182	258,587

The eight nominees for election as directors received the greatest number of votes and were elected directors.

2)	Non-binding advisory resolution to approve the compensation of Bancorp's named executive officers:

Number of Shares
Votes For	Votes Against	Abstentions	Broker Non-Votes
1,133,016	147,920	15,122	—

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal.  Accordingly, this proposal was approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2012	M&F BANCORP, INC. /s/ Kim D. Saunders Signature Name:Kim D. Saunders Title:President and Chief Executive Officer